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                                      AGREEMENT



         AGREEMENT made this 6th day of March, 1996, by and between Communications and Entertainment Corp., a Nevada corporation having a principal place of business at 1900 Avenue of the Stars, Los Angeles, California 90067 (the "Company"), and Ira N. Smith, having a principal place of business at 421 West 54th Street, New York, New York 10019 ("Smith").


         WHEREAS, Smith executed an agreement with the Company on October 1, 1995 (the "1995 Agreement"), pursuant to which Smith agreed to serve as one of three co-chairmen in the Office of the Chairman of the Company, for a three year period commencing on October 1, 1995 and terminating on October 1, 1998; and


         WHEREAS, the Company and Smith have agreed to terminate the 1995 Agreement and, in lieu thereof, to enter into this management agreement.


         NOW, THEREFORE, the parties hereto agree as follows:


         1. TERM. The term of this management agreement (the "Agreement") shall commence as of April 1, 1996 (the "Effective Date") and shall continue in effect until October 1, 1998, unless otherwise earlier terminated as provided herein (the "Term").


         2. SERVICES. During the Term, Smith agrees to serve the Company in the capacity of co-chairman in the Office of the Chairman of the Company. Smith agrees to provide such services, and devote such time, as may be reasonably required by the Board of Directors of the Company to perform his services of Co-Chairman of the Company in connection with the performance of the following duties, or such other duties and requirements as may be reasonably promulgated by the Board of Directors of the Company from time to time:


         (a) Working to create and develop a strategic plan to define and implement the Company's objectives and, in connection therewith, to create viable action, business and financial plans which will provide the Company with a sound program to achieve its objectives;


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         (b) Increasing the Company's film libraries through all manner of acquisition including the purchase of existing libraries;

         (c) Developing ancillary businesses to complement the Company's film distribution business while achieving maximum sales of the Company's existing library; and

         (d) Performing such other duties as may be reasonably requested by the Board of Directors of the Company from time to time, including, but not limited to, services on behalf of any subsidiary or affiliate of the Company.


         Anything to the contrary contained or implied herein notwithstanding, Smith shall be free to engage in any other business activities which are not in direct conflict or competition with the Company's principal business or activities.


         3. LOCATION. Smith shall perform his duties hereunder primarily in New York City; provided, however, that Smith shall be available for travel throughout the United States and the rest of the world at such times as such travel shall appear in the reasonable judgment of Smith and the Co-Chairmen of the Company to be in the best interests of the Company. Any such travel shall be for the benefit of the Company and at the Company's sole cost and expense. Although Smith shall be permitted to travel first class on all air travel required in connection with the performance of his duties for the Company, Smith will make every reasonable effort to fly business class whenever practical.


         4. CONFIDENTIALITY. Smith acknowledges that the services to be rendered by him under this Agreement are special and unique, and that by reason of such services he will acquire confidential information and trade secrets relating to the Company. Smith agrees that all information relating to the business of the Company which is of a secret or confidential nature, including the Company's data bases, proprietary programs, contractual terms, offers, financial information, administrative procedures, negotiations with third parties and strategic, financial and business plans, is and shall remain the sole property of the Company, and that Smith shall not, either during the Term of this Agreement or thereafter, disclose or use for his benefit or for the benefit of third parties, any such information so long as it is secret and non-public or otherwise not in the public domain.

         5. COMPENSATION. In consideration of the services to be rendered by Smith hereunder, the Company shall pay to Smith the following management fees, incentive management fees, and additional compensation, and Smith agrees to accept the same as full compensation for his services:


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         5.1. MANAGEMENT FEE. Subject to the limitations, terms and conditions set forth on Exhibit A hereto, the Company shall pay the following management fee to Smith:

              (a) During the period between the date of this Agreement and September 30, 1996, the sum of Fifteen Thousand ($15,000) Dollars per month, payable monthly in advance on the first day of each month;

              (b) During the period between October 1, 1996 and September 30, 1997, the sum of Twenty Thousand ($20,000) Dollars per month, payable monthly in advance on the first day of each month; and

              (c) During the period between October 1, 1997 and September 30, 1998, the sum of Twenty-Five Thousand ($25,000) Dollars per month, payable in advance on the first day of each month.

         5.2 INCENTIVE MANAGEMENT FEE. With respect to each twelve month period during the Term of this Agreement (counting the period between October 1, 1995 and September 30, 1996 as the first twelve month period during the Term), an incentive bonus plan shall be established and paid as follows: In the event the annual budget and income projections as created by the Board of Directors and the Office of the Chairman is met for a particular twelve month period, then Smith shall be entitled to receive one-third of two (2%) percent of the budgeted gross income for such twelve month period, and an additional one-third of five (5%) percent of the gross income, if any, in excess of the budgeted gross income. Such incentive management fee, if any, shall be paid to Smith within thirty days after the end of the particular twelve month period for which such incentive management fee was earned.


         5.3 ADDITIONAL COMPENSATION. In addition to any warrants or options which may have been granted to Smith in his individual capacity as a member of the Board of Directors of the Company, the Company hereby agrees to grant to Smith 1,200,000 pre-split (or 200,000 post-split) options to purchase common stock of the Company, par value $.01 per share, at an exercise price of $.3125 per share (on a pre-split basis), or $1.875 per share (on a post-split basis), exercisable for a five-year period commencing on March 6, 1996 and terminating on March 5, 2001, such options to vest in full immediately and not to be subject to dilution of any kind.


         6. REIMBURSEMENT OF EXPENSES. Smith shall be reimbursed for all expenses reasonably incurred by him in connection with the performance of his duties on behalf of the Company, upon


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presentation to the Company of appropriate documentation and receipts therefor.
The Company may, from time to time, advance travel and related expenses to Smith in connection with the performance of his duties hereunder.


         7. BENEFITS. Smith shall be entitled to participate in any medical and dental insurance, hospitalization, sick leave, disability insurance, and 401(k) tax savings benefits, upon the same terms and subject to the same qualifications, as those presently available to the Company's other senior officers.


         8. VACATION. Smith shall be entitled to four weeks of paid vacation each year during the Term of this Agreement, to be taken at such time or times as shall be mutually agreeable to Smith and the Company.

         9. EARLIER TERMINATION. Notwithstanding the provisions of Paragraph 1 hereof, the Term may be earlier terminated by the Company "for cause" upon the occurrence of any of the following ("Earlier Termination"): (a) Smith's death,
(b) Smith's inability by reason of physical or mental disability to continue to substantially perform his duties for a period of 120 consecutive days or for an aggregate of 180 days in any consecutive twelve month period, (c) Smith's conviction for a criminal act involving fraud, dishonesty or moral turpitude,
(d) Smith's commission of an act of embezzlement or misappropriation of funds or property of the Company, (e) chronic alcoholism or drug use after refusing treatment, (f) habitual absenteeism without medical documentation, (g) engaging in conduct that is detrimental to the business or reputation of the Company, its subsidiaries and affiliates after having been provided written notice from the Company instructing Smith to cease such conduct, and/or (h) in the event of a material breach of this Agreement by Smith which is not cured within ten (10) days following the Company's written notice to Smith of such material breach. In the event of Earlier Termination pursuant to subparagraph (a) or (b) of this Paragraph 9, Smith or his estate shall be entitled to receive continued compensation hereunder for the greater of twelve months following the date of such Earlier Termination or the balance of the Term. In all other instances of Earlier Termination under this Paragraph 9, Smith shall be entitled to receive continued compensation hereunder for a period of ninety (90) days following the date of such Earlier Termination.

         10. STATUS. At all times during the Term of this Agreement the relationship between Smith and the Company shall be one of independent contractor and not one of employer and employee, provided, however, Smith shall have authority to bind the Company pursuant to authority granted to Smith by the terms of this Agreement or as otherwise granted to him by the Board of Directors of the Company from time to time.


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         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such State.

         12. SEVERABILITY. In the event that any term or condition of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other term or condition of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable term or condition had never been contained herein.


         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all previous agreements, arrangements and understandings between the parties including, but not limited to, the 1995 Agreement which shall be deemed terminated in all respects upon the Effective Date. Any modification or amendment to this Agreement will be effective only if in writing and signed by the parties hereto.



         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the date and year first above written.



                        Communications and Entertainment Corp.




                     By:
                          -------------------------------------
                             Stephen R. Greenwald, CEO




                          -------------------------------------
                                  Ira N. Smith


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